Exhibit 10.1.1

IKANOS COMMUNICATIONS, INC.

2014 STOCK INCENTIVE PLAN

NOTICE OF STOCK UNIT AWARD

You have been granted the following Stock Units representing Common Stock of Ikanos Communications, Inc. (the “Company”) under the Company’s 2014 Stock Incentive Plan (the “Plan”):

Name of Participant:

Total Number of Stock Units Granted:

Date of Grant:	,

Vesting Commencement Date:	,

Vesting Schedule:	[The Stock Units subject to this Award vest when you complete each [12 months] of continuous service as an Employee or a Consultant (“Service”) from the Vesting Commencement Date.]

By your signature and the signature of the Company’s representative below, you and the Company agree that these Stock Units are granted under and governed by the terms and conditions of the Plan and the Stock Unit Agreement, including any special terms and conditions for your country in the appendix attached thereto (collectively, the “Agreement”), both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF PARTICIPANT]	IKANOS COMMUNICATIONS, INC.

By:

Its:
Print Name

IKANOS COMMUNICATIONS, INC.

NOTICE OF STOCK UNIT AWARD

IKANOS COMMUNICATIONS, INC.

2014 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

Payment for Stock Units	No cash payment is required for the Stock Units you receive.

Vesting	The Stock Units that you are receiving will vest in installments, as shown in the Notice of Stock Unit Award (the “Notice”).

No additional Stock Units vest after your Service has terminated for any reason.

Forfeiture	If your Service terminates for any reason, then your Award expires immediately as to the number of Stock Units that have not vested before the termination date and do not vest as a result of termination.

For purposes of your Award, your Service will be considered terminated as of the date you are no longer actively providing Services to the Company and/or its Parent, Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you render Service or the terms of your employment agreement or service contract, if any), and unless otherwise expressly provided in Agreement or determined by the Administrator, your right to vest in the Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of Service would not include any “garden leave” or similar period mandated under local law).

This means that the unvested Stock Units will immediately be cancelled. You receive no payment for Stock Units that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves of Absence	For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave, or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

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If you go on a leave of absence, then the vesting schedule specified in the Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Nature of Stock Units	Your Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends; Dividend Equivalents	Your Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a shareholder of the Company unless and until your Stock Units are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Notwithstanding the foregoing, dividend equivalents shall be paid or credited on Stock Units (other than Stock Units that, at the relevant record date, previously have been settled or forfeited) as follows, except that the Administrator may specify an alternative treatment from that specified below:

If the Company declares and pays a dividend or distribution on the Shares in the form of cash, then you will be credited, as of the payment date for such dividend or distribution, an amount equal to the number of Stock Units credited to you as of the record date for such dividend or distribution multiplied by the amount that would have been paid as a dividend or distribution on each outstanding Share at such payment date. Any amounts credited under this paragraph shall be subject to the restrictions and conditions that apply to the Stock Unit with respect to which the amounts are credited and will be payable when the underlying Stock Unit becomes payable. At the time the underlying Stock Unit becomes payable, the Company has the discretion to pay any accrued dividend equivalents either in cash or in Shares. If the underlying Stock Unit does not vest or is forfeited, any amounts credited under this paragraph with respect to the underlying Stock Unit will also fail to vest and be forfeited.

Stock Units Nontransferable	You may not sell, transfer, assign, pledge, or otherwise dispose of any Stock Units. For instance, you may not use your Stock Units as security for a loan. If you attempt to do any of these things, your Stock Units will immediately become invalid.

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STOCK UNIT AGREEMENT

Settlement of Stock Units	Each of your vested Stock Units will be settled when it vests; provided, however, that settlement of each Stock Unit will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date, but in no event later than December 31 of the calendar year in which the applicable vesting date occurs.
For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under section 16(b) of the Exchange Act, (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.

At the time of settlement, you will receive one Share for each vested Stock Unit; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Administrator will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

Withholding Taxes and Stock Withholding	Regardless of any action the Company or, if different, your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no

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obligation to structure the terms of the Award or any aspect of the Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, you authorize the Company and/or the Employer, or their respective agents, at the discretion of the Administrator, to withhold all applicable Tax-Related Items legally payable by you by one or a combination of the following: (a) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer, (b) withholding Shares that otherwise would be issued to you when your Stock Units are settled, (c) withholding from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), or (d) any other arrangement approved by the Administrator. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares

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or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the Stock Units occurs.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company, the Employer, or a Subsidiary of the Company in any capacity. The Company, the Employer, and its Subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	The number of Stock Units covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend, or a similar change in Company Shares, and in other circumstances, as set forth in the Plan.

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing (including electronically pursuant to procedures the Administrator may establish) and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).

Venue	For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

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Nature of Grant	In accepting the grant, you acknowledge, understand and agree that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (ii) the grant of your Award is voluntary and occasional and does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount, even if awards have been granted in the past; (iii) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company; (iv) you are voluntarily participating in the Plan; (v) your Stock Units and the Shares subject to the Award are not intended to replace any pension rights or compensation; (vi) your Stock Units and the Shares subject to the Award, and the income and value of same, are extraordinary items of compensation outside the scope of your employment or service contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (vii) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; (viii) no claim or entitlement to compensation or damages shall arise from forfeiture of your Stock Units resulting from the termination of your Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you render Service or the terms of your employment agreement or service contract, if any), and in consideration of the grant of the Stock Units to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, the Employer and/or any Parent, Subsidiaries or any “Affiliate” (which, for purposes of this Agreement shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity), waive your ability, if any, to bring any such claim, and release the Company, the Employer and/or any Parent, Subsidiaries or Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; (ix) unless otherwise provided in the Plan or by the Administrator in its discretion, your Award and the benefits evidenced by this Agreement do not create any entitlement to have your Award or any such benefits transferred to, or assumed by,

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another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (x) the following provisions apply only if you are providing Services outside the United States: (a) the Stock Units and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and (b) neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. Dollar that may affect the value of your Award or of any amounts due to you pursuant to the settlement of the Stock Units or the subsequent sale of any Shares acquired upon settlement.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Stock Unit grant materials (“Data”) by and among, as applicable, the Employer, the Company, its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to any broker as designated by the Company, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may

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request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or Service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Stock Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Insider Trading Restrictions/Market Abuse Laws	You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

Language	If you have received this Agreement or any other document relating to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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Severability	The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Waiver	You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

Appendix	Notwithstanding any provisions in this Agreement, the Stock Unit grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for your country (the “Appendix”). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you; to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

Imposition of Other Requirements	The Administrator reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Administrator determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan and the Notice. The Notice, this Agreement (which, for the avoidance of doubt, includes any special terms and conditions for your country in the Appendix attached hereto), and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded. This Agreement may be amended by the Administrator without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

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BY SIGNING THE NOTICE,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED IN THE NOTICE, THIS AGREEMENT AND IN THE PLAN.

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APPENDIX TO

STOCK UNIT AGREEMENT

This Appendix includes additional terms and conditions that govern the Stock Units granted to you if you reside in one of the countries listed herein. This Appendix forms part of the Agreement. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions in the Agreement.

This Appendix also includes information regarding exchange controls, securities laws, and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities laws, and other laws in effect in the respective countries as of July 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Stock Units or when you sell the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Date of Grant, or are considered a resident of another country for local law purposes, the information contained herein may not apply to you. The Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you under these circumstances.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting the grant, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in the English language. You accept the terms of those documents accordingly.

Consentement relatif à l’utilisation de la langue anglaise. En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

Notifications

Tax Information. The Stock Units are not intended to be French tax-qualified Awards.

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Exchange Control Information. If you hold Shares outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically each month to the German Federal Bank. If you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from a German federal bank and complying with applicable reporting requirements.

INDIA

Notifications

Exchange Control Information. Indian residents are required to repatriate any proceeds from the sale of Shares and any cash dividends received in relation to the Shares to India within 90 and 180 days of receipt, respectively. Upon repatriation, you will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and you should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

Foreign Account / Assets Reporting Information. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is your responsibility to comply with applicable foreign asset tax laws in India and you should consult with your personal tax advisor to ensure that you are properly reporting your foreign assets and bank accounts.

JAPAN

Notifications

Foreign Account / Assets Reporting Information. You are required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. You should consult with your personal tax advisor to determine if the reporting obligation applies to you and whether you will be required to include details of your outstanding Stock Units, as well as Shares, in the report.

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KOREA

Notifications

Exchange Control Information. If you receive US$500,000 or more from the sale of Shares in a single transaction, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale.

Foreign Account / Assets Reporting Information. If you are a Korean resident, you must declare all of your foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). You should consult with your personal tax advisor to determine your personal reporting obligations.

TAIWAN

Notifications

Exchange Control Information. You may acquire and remit foreign currency (including the proceeds from the sale of Shares) up to U.S. $5,000,000 per year without justification.

If the transaction amount is TWD 500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is U.S. $500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Settlement of Stock Units. The following provision supplements the “Settlement of Stock Units” section of the Agreement:

Notwithstanding any discretion contained in Section 8(d) the Plan, in no event shall Stock Units be satisfied by the delivery of cash or a combination of cash and Shares.

Withholding Taxes and Stock Withholding. The following provision supplements the “Withholding Taxes and Stock Withholding” section of the Agreement:

If payment or withholding of the income tax liability is not made within 90 days of the event giving rise to the income tax liability (the “Taxable Event”), or, if the Taxable Event occurs on or after April 6, 2014, within 90 days after the end of the U.K. tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the

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amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Withholding Taxes and Stock Withholding section of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax due. In the event that you are a director or executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and employee national insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax and employee NICs, due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as applicable) the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover at any time thereafter by any of the means referred to in the Withholding Taxes and Stock Withholding section of the Agreement.

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